                            COMMERCIAL/AGRICULTURAL
                               REVOLVING OR DRAW
                             NOTE - VARIABLE RATE



LENDER:             Guaranty Bank and Trust Company
                    Seventeenth & Market Street
                    PO Box 5847
                    Denver, CO 80217
                    (303) 296-9600

BORROWER:      GENISYS INFORMATION SYSTEMS, INC.
               CARYLYN K. BELL

ADDRESS:            3200 Cherry Creek Drive South
                    Suite 430
                    Denver, CO   80209

Officer Initials:                  SLM
Interest Rate:                     Variable
Principal Amount/Credit Limit:     $500,000.00
Funding/Agreement Date:            4/24/00
Maturity Date:                     4/24/01

Loan Number:   5600182001

                                PROMISE TO PAY

For value received, Borrower promises to pay to the order of Lender indicted above the principal amount of Five Hundred Thousand and No/100 ($500,000.00) or, if less, the aggregate unpaid principal amount of all loans or advances made by the Lender to the Borrower, plus interest on the unpaid principal balance at the rate and in the manner described below. All amounts received by Lander shall be applied first to late payment charges and expenses, then to accrued interest, and then to principal.

INTEREST RATE: This Note has a variable rate feature. Interest on the Note may change from time to time if the Index Rate identified below changes. Interest shall be computed on the basis of 360 days and the actual number of days per year. Interest on this Note shall be calculated at a variable rate equal to 500/1000 percent (0.500%) per annum over the Index Rate. The initial Index Rate is currently nine and no/1000 percent (9.000%) per annum. Therefore, the initial interest rate on this Note shall be nine and 500/1000 (9.5000%) percent per annum. Any change in the interest rate resulting from a change in the Index Rate will be effective on the day Wall Street Prime Rate changes.

INDEX RATE: The Index Rate for this Note shall be Wall Street Prime Rate.

MINIMUM RATE/MAXIMUM RATE: The minimum interest rate on this Note shall be n/a percent (n/a%) per annum. The maximum interest rate on this Note shall not exceed Forty-Five and no/1000 percent (45.000%) per annum or the maximum interest rate Lender is permitted to charge by law, whichever is less.

DEFAULT RATE: In the event of any default under this Note, the Lender may in its discretion, determine that all amounts owed to Lender shall bear interest at the lesser of Thirty-Six and no/100 percent (36.00%) per annum or the maximum interest rate Lender is permitted to charge by law.

PAYMENT SCHEDULE: Borrower shall pay the principal and interest according to the following schedule:

     Interest only payments beginning May 24, 2000 and continuing at monthly time intervals thereafter. A final payment of the unpaid principal balance plus accrued interest is due and payable on April 24, 2001.

All payments will be made to Lender at its address described above and in lawful currency of the United States of America.

RENEWAL: If checked ___, this Note is a renewal of loan number
__________________.

SECURITY: To secure the payment and performance of obligations incurred under this Note, Borrower grants Lender a security interest in, and pledges and assigns to Lender all of Borrower's rights, title, and interest, in all monies, instruments, savings, checking and other deposit accounts of Borrower's (excluding IRA, Keogh and trust accounts and deposits subject to tax penalties if so assigned) that are now or in the future in Lender's custody or control. Upon default, and to the extent permitted by applicable law, Lender may exercise its security interest in all such property which shall be in addition to Lender's common law right of setoff. ____If checked, the obligations under this Note are also secured by a lien and/or security interest in the property described in the documents executed in connection with this Note as well as any other property designated as security now or in the future.

PREPAYMENT: This Note may be prepaid in part or in full on or before the maturity date. If this Note contains more than one installment, all prepayments will be credited as determined by Lender and as permitted by law. If this Note is prepaid in full, there will be:

  X  No minimum finance charge or prepayment penalty.
----

     A minimum finance charge of $___________.
----

     A prepayment penalty of ________% of the principal prepaid.
----

LATE PAYMENT CHARGE:    If a payment is received more than      n/a     days
late, Borrower will be charged a late payment charge of $        n/a
or     0.000 % of the payment amount, whichever is ___greater ___less, as permitted by law.

REVOLVING OR DRAW FEATURE: X  This Note possesses a revolving feature.
                          ----
Upon satisfaction of the conditions set forth in this Note, Borrower shall be entitled to borrow up to the full principal amount of the Note and to repay and reborrow from time to time during the term of this Note. ____This Note possesses a draw feature. Upon satisfaction of the conditions set forth in this Note, Borrower shall be entitled to make one or more draws under this Note. The aggregate amount of such draws shall not exceed the full principal amount of this Note.

Lender shall maintain a written ledger of the amounts loaned to and repaid by Borrower under this Note. The aggregate unpaid principal amount shown on such ledger shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Note. The Lender's failure to record the date and amount of any loan or advance on such ledger shall not limit or otherwise affect the obligations of the Borrower under this Note to repay the principal amount of the loans or advances together with all interest accruing thereon. Lender shall not be obligated to provide Borrower with a copy of the ledger on a periodic basis, however, Borrower shall be entitled to inspect or obtain a copy of the ledger during Lender's business hours.

CONDITIONS FOR ADVANCES: If there is no default under this Note, Borrower shall be entitled to borrow monies under this Note (subject to the limitations described above) under the following conditions:

          Advances may be made by phone or in person. Contact your Officer's loan assistant.


Borrower acknowledges that the Borrower has read, understands, and agrees to the terms and conditions of this Note including the provisions on the reverse side. Borrower acknowledges receipt of an exact copy of this Note.

Note Date:     April 24, 2000

Borrower: GENISYS INFORMATION      BORROWER:    Carylyn K. Bell
          SYSTEMS, INC.


/s/ J. Daniel Bell                 /s/ Carylyn K. Bell
-----------------------------      -------------------------------
Chief Executive Officer            individually

                           DISBURSEMENT INSTRUCTIONS

LENDER:             Guaranty Bank and Trust Company
                    Seventeenth & Market Street
                    PO Box 5847
                    Denver, CO 80217
                    (303) 296-9600

BORROWER:      GENISYS INFORMATION SYSTEMS, INC.
               CARYLYN K. BELL

ADDRESS:            3200 Cherry Creek Drive South
                    Suite 430
                    Denver, CO   80209

Officer Initials:                  SLM
Interest Rate:                     Variable
Principal Amount/Credit Limit:     $500,000.00
Funding/Agreement Date:            4/24/00
Maturity Date:                     4/24/01

Loan Number:   5600182001


Dated:   April 24, 2000


Borrower has borrowed money from Lender indicated above pursuant to a Promissory Note dated April 24, 2000.

Borrower hereby instructs Lender to disburse the initial or complete proceeds from Promissory Note in the following manner:

     Title Examination                                      n/a
     Title Insurance Company                                n/a
     Appraisal Fee                                          n/a
     Paid to Public Officials                               n/a
     Attorney Fees                                          n/a
     Mortgage Registration Fee                              n/a
     Credit Reporting Fee                                   $2,500.00
     Paid to Loan Fee                                       n/a
     Paid to                                                n/a
     Paid to                                                n/a
     Paid to                                                n/a
     Paid to                                                n/a




Borrower: GENISYS INFORMATION      BORROWER:    Carylyn K. Bell
          SYSTEMS, INC.


/s/ J. Daniel Bell                 /s/ Carylyn K. Bell
------------------------------     ------------------------------
Chief Executive Officer            individually

                             CORPORATE RESOLUTION


     The undersigned Clerk/Secretary/Assistant Clerk/Secretary of Genisys Information Systems, Inc. ("Company"), a corporation duly organized and existing under the laws of the State of Colorado, hereby certifies that ___at a meeting of the Board of Directors of the Company duly called and held at _______________________________, City of _______________________, County of
__________________, State of ___________________ on _________________, at
which meeting a quorum was continuously present; ___pursuant to a unanimous written consent of all members of the Board of Directors; the following resolutions were adopted, are now in full force and effect, and have not been modified or rescinded in any manner:

     RESOLVED, that any ____________ (______) of the following persons:

     ___  President                     ___  any assistant Treasurer
     ___  any Vice President            ___  Clerk/Secretary
     ___  any Assistant Vice President  ___  any Assistant Clerk/Secretary
     ___  Treasurer                     ___  Other:

(collectively "Authorized Party") is authorized and empowered to perform one or more of the following actions (if checked) with Guaranty Bank and Trust Company ("Lender"); for and on behalf of the Company and on such terms and conditions a any Authorized Party may deem advisable in his sole discretion (The execution of any agreement, document or instrument shall constitute a conclusive presumption that the terms, covenants and conditions of said documents so signed are agreed to by and binding on the Company):

____ Open and maintain any safety deposit boxes, lockboxes and escrow, savings, checking depository, or other accounts;
____ Assign, negotiate, endorse and deposit in and to such boxes and accounts any checks, drafts, notes, and other instruments and funds payable to or belonging to the Company;
____ Withdraw any funds or draw, sign and deliver in the name of the Company any check or draft against funds of the Company in such boxes or accounts;
____ Implement additional depository and funds transfer services (including, but not limited to, facsimile signature authorizations, wire transfer agreements, automated clearinghouse agreements, and payroll deposit programs);
 X
---- Obtain one or more loans or other forms of financing in any amount from the Lender (including, but not limited to, a $500,000.00 promissory note or line of credit);
____ Guaranty the present and future libations of any third party to the Lender (including, but not limited to, the obligations of _________________________________________);

     FURTHER RESOLVED, that with respect to the foregoing guaranty, the Board of Directors of the Company hereby determine that such guaranty may reasonably be expected to benefit, directly or indirectly, the Company.

  X
---- Assign for security purposes, pledge, hypothecate, mortgage, or grant to the Lender a lien, security interest, or other encumbrance upon any of the Company's personal or real property (including, but not limited to, the assignments for security purposes, pledges, hypothecations, mortgages, deeds of trust, liens, security interests and encumbrances contained in the loan documents pertaining to the promissory note, line of credit, or guaranty described above);
____ Endorse to the Lender any checks, drafts, notes or other instruments payable to the Company;
____ Appoint the Lender as the Company's attorney-in-fact for any purpose
     (including, but not limited to, endorsing any checks, drafts, notes or other instruments payable to the Company);
____ Assign, convey, sell, lease, or otherwise transfer to the Lender or any third party any of the Company's personal or real property; and X
---- Execute any document (including, but not limited to, facsimile signature authorization agreements, wire transfer agreements, automated clearinghouse agreements, payroll deposit agreements, line of credit agreements, promissory notes, security agreements, assignments for security purposes, mortgages, deeds of trust, assignments of rents, guaranties, powers of attorney, and waivers) and take or refrain from taking any action on behalf of the Company.

     FURTHER RESOLVED, that any of the foregoing or related activities taken by any Authorized Party prior to the adoption of the preceding resolutions are hereby ratified and declared to be binding obligations of the Company in a full and complete manner;

     FURTHER RESOLVED, that the authority and power of any Authorized Party as provided in the preceding resolutions will continue in full force and effect until the Board of Directors of the Company adopt a resolution amending, modifying or revoking one or more of the preceding resolutions and a certified copy of the properly executed resolution is received by the Lender via certified mail; and

     FURTHER RESOLVED, that the Clerk/Secretary or any Assistant
Clerk/Secretary of the Company is authorized to certify the adoption of the foregoing resolutions to the Lender, the continuing effect of these resolutions, and the incumbency of the various parties authorized to exercise the rights in these resolutions from time to time.

     The undersigned Clerk/Secretary/Assistant Clerk/Secretary certifies that the following persons are duly elected officers or otherwise authorized to act on behalf of the Company in the capacities set forth below and that the following original signatures are genuine in all respects:

     NAME                TITLE                    SIGNATURE

J. Daniel Bell      Chairman of the Board, CEO    /s/ J. Daniel Bell
-----------------   --------------------------    ------------------------

-----------------   --------------------------    ------------------------

-----------------   --------------------------    ------------------------

     The undersigned Clerk/Secretary/Assistant Clerk/Secretary certifies that the Articles of Incorporation and Bylaws of the Company attached hereto are in full force and effect and have not been amended, modified, replaced, or substituted in any manner. Clerk/Secretary/Assistant Clerk/Secretary certifies that a Certificate of Shareholder Approval ___is ___is not required under the Company's Articles of Incorporation or Bylaws.

Dated this _________ day of ___________________.

[SEAL]
                                   ____________________________________
                                   Clerk/Secretary/
                                   Assistant Clerk/Secretary